EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 relating to FNB Bancorp 2008 Stock Option Plan of our report dated March 12, 2008, relating to the financial statements and effectiveness of internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K of FNB Bancorp for the year ended December 31, 2007.

/s/ Moss Adams LLP

Stockton, California
July 25, 2008

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